EXHIBIT 10.28

                         TERMINATION OF LEASE AGREEMENT


      THIS TERMINATION OF LEASE AGREEMENT (this "Agreement") is made this 25th day of November, 2003 by and between Continental Development, LP, II, a California limited partnership ("Lessor") and Advanced Communications Technologies, Inc., a Florida corporation ("Lessee").

                                    RECITALS

      WHEREAS, Lessor and Lessee entered into that certain Lease (the "Lease") dated November 27, 2001, pursuant to which Lessor leased to Lessee and Lessee leased from Lessor those certain premises (the "Premises") commonly known as 880 Apollo Street, Suite 200, El Segundo, California. Any capitalized terms used herein but not defined herein shall have the meaning ascribed to them in the Lease; and

      WHEREAS, the parties hereto wish to provide for the termination of the Lease subject to certain conditions and certain other matters; all as more particularly set forth below.

      NOW THEREFORE, the parties hereto do hereby agree as follows:

   A.   TERMINATION OF LEASE - CONDITIONS.
        ----------------------------------

        1. Lessor and Lessee hereby agree that the Lease shall be terminated effective October 31, 2003 (the "Effective Date").

        2. Concurrently with the return of this executed document by Lessee to Lessor, Lessee shall pay Lessor a cancellation fee of Thirty Five Thousand Dollars ($35,000.00) for Lessor's acceptance of Lessee's request to terminate the Lease as of the Effective Date stated above.

   B.   MUTUAL RELEASE.
        ---------------

        1. As of the Effective Date stated in Section A-1 above, Lessee hereby irrevocably and unconditionally releases and forever discharges Lessor, and Lessor's predecessors, successors, assigns, executors and administrators, agents, employees, representatives, attorneys, affiliates and all persons acting by, through, under or in concert with Lessor (collectively, Lessor's "RELEASES") or any of them, from all actions, debts, liens, agreements, obligations, liabilities, claims, rights, demands, damages, judgments, losses, costs and expenses, including, without limitation, attorneys' fees, of any nature whatsoever, known or unknown ("CLAIM" or "CLAIMS") which Lessee now has, claims to have, at any time heretofore had, claimed to have, against Lessor or any of Lessor's Releasees,

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             including,  without limitation, any and all such Claims which arose from, were based upon, or were related to Lessor's performance under the Lease and Lessee's occupancy of the Premises thereunder (the "TRANSACTION").

        2. As of the Effective Date stated in Section A-1 above, Lessor hereby irrevocably and unconditionally releases and forever discharges Lessee and Lessee's predecessors, successors, assigns, executors and administrators, agents, employees, representatives, attorneys, affiliates and all persons acting by, through, under or in concert with Lessee (collectively, Lessee's "RELEASEES") or any of them, from all actions, debts, liens, agreements, obligations, liabilities, claims, rights, demands, damages, judgments, losses, costs and expenses, including, without limitation, attorneys' fees of any nature whatsoever, known or unknown, ("CLAIM" or "CLAIMS") which Lessor now has, claims to have, at any time heretofore had, claimed to have, against Lessee or any of Lessee's Releasees, including, without limitation, any and all such Claims which arose from, were based upon, or were related to Lessee's performance under the Lease and Lessee's occupancy of the Premises thereunder (the "TRANSACTION").

        3. Lessee represents and warrants that Lessee is the sole owner of the tenant's interest in the Lease; it has not made any assignment, sublease, transfer encumbrance, conveyance or other disposition of
             (a) any interest it has in the Lease or (b) any claim, demand, obligation, liability, action or cause of action arising under or relating to the terms of the Lease, to any person or entity.

        4. Each party represents and warrants to the other party and such other party's Releasees that it has not assigned or transferred or purported to assign or transfer any Claim or any portion thereof of any interest therein and agrees to indemnify defend and hold the other party and such other party's Releasees harmless from and against any Claim based on or arising out of any such assignment or transfer, or purported assignment or transfer.

   C.   MISCELLANEOUS
        -------------

        1. This Agreement shall be binding upon the heirs, administrators, executors, successors and assigns of each of the parties hereto.

        2. Each of the parties hereto, without further consideration, agrees to execute and deliver such other documents and take such other action as may be necessary to consummate more effectively the subject matter hereof.

        3. This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the internal laws of the State of California.

        4. In the event of any controversy or dispute arising out of this Agreement, the prevailing party or parties shall be entitled to recover from the non-prevailing party or parties, reasonable

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             expenses, including, without limitation,  attorneys' fees and costs actually incurred.

        5. As used in this Agreement, the masculine, feminine or neuter gender and the singular or plural number, shall be deemed to include the others whenever the context so indicates or requires.

        6. The section headings used in this Agreement are intended solely for convenience of reference and shall not in any manner amplify, limit, modify or otherwise be used in the interpretation of any of the provisions hereof.

        7. This Agreement shall not be effective until executed by both Lessor and Lessee.

        IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first set forth above, acknowledging that each has carefully read each and every provision of this agreement and has entered into this agreement of its own free will and volition.

        LESSOR

        Continental Development LP II
        A California limited partnership

        By:  Continental Development I corporation,
        A California corporation, General Partner

        By:  /s/ Richard C. Lundquist
             -----------------------------------
                 Richard C. Lundquist, President

        By:  /s/ Marcia J. Murray
             -----------------------------------
                 Marcia J. Murray

        LESSEE

        Advanced Communication Technologies, Inc.
        A Florida corporation


        By :    /s/ Wayne Danson
                ----------------------------------
        Title:  President

        By:
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